             SCHEDULE 14A-INFORMATION REQUIRED IN PROXY STATEMENT

REG.(S) 240.14a-101.

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 14a-12

                         US FACILITIES CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         US FACILITIES CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     (5) Total fee paid:

         ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing party:

         -----------------------------------------------------------------------

     (4) Date filed:

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

                                                         PRELIMINARY

                     [LOGO OF US FACILITIES CORPORATION]

                                March 28, 1997


Dear Stockholder,

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of US Facilities Corporation to be held on Wednesday, May 14, 1997, at the offices of the Company, 650 Town Center Drive, 15th Floor, Costa Mesa, California, at 9:00 a.m., Local Time.

  Information concerning the matters to be voted on at the Annual Meeting is set forth in the attached Notice of 1997 Annual Meeting of Stockholders and Proxy Statement.

  It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. All materials you need to vote your shares by mail are enclosed in this package. Please review them carefully. I URGE YOU TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                          Sincerely,


                                          /s/ DAVID L. CARGILE
                                          --------------------------------
                                          David L. Cargile
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                                         PRELIMINARY

                      [LOGO OF US FACILITIES CORPORATION]

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 14, 1997

                         -----------------------------

To the Stockholders of US Facilities Corporation:

  Notice is hereby given that the Annual Meeting of Stockholders of US Facilities Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 14, 1997, at the offices of the Company, 650 Town Center Drive, 15th Floor, Costa Mesa, California, at 9:00 a.m., Local Time, for the following purposes:

  (1) To elect two of seven directors for the Company's Board of Directors, to serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal;

  (2) To approve an amendment to the Company's Restated Certificate of Incorporation to change the Company's name to "The Centris Group, Inc.";

  (3) To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 20,000,000 shares to 40,000,000 shares;

  (4) To approve the adoption of the Company's 1997 Long-Term Incentive-Performance Unit Plan;

  (5) To approve amendments to the US Facilities Corporation 1988 and 1991 Employee Stock Option Plans;

  (6) To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1997; and

  (7) To act upon such other matters as may properly come before the Annual Meeting of Stockholders.

  The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any postponements or adjournments thereof.

  All stockholders are cordially invited to attend the Annual Meeting of Stockholders. Even if a stockholder expects to attend, it will be appreciated if the stockholder would promptly vote, sign, date and return the enclosed proxy card in the envelope provided.

                                          By Order of the Board of Directors,

                                          /s/ JOSE A. VELASCO
                                          -----------------------------------
                                          Jose A. Velasco
                                          Senior Vice President, Secretary
                                          and General Counsel

March 28, 1997
Costa Mesa, California

  PLEASE VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT A STOCKHOLDER'S RIGHT TO VOTE IN PERSON IN THE EVENT THE STOCKHOLDER ATTENDS THE MEETING.

                                                         PRELIMINARY

                      [LOGO OF US FACILITIES CORPORATION]

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 14, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of US Facilities Corporation, a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of the Company, 650 Town Center Drive, 15th Floor, Costa Mesa, California, on Wednesday, May 14, 1997, at 9:00 a.m., Local Time, and any postponements or adjournments thereof. Accompanying this Proxy Statement is a proxy card (sometimes referred to herein as a "proxy") which may be used to indicate a stockholder's vote as to each of the proposals described in this Proxy Statement.

  The Company intends to mail this Proxy Statement and the accompanying proxy card on March 28, 1997 to stockholders entitled to notice of and to vote at the Annual Meeting.

                              GENERAL INFORMATION

  All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A stockholder may revoke his or her proxy at any time before it is voted by filing with the Secretary of the Company at its principal executive offices either a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and voting his or her shares in person. The submission of a proxy to the Company in connection with the 1997 Annual Meeting, if properly executed, automatically revokes all prior proxies which may have previously been submitted to the Company for this Annual Meeting.

  The close of business on March 21, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. As of the record
date, the Company had outstanding     shares of its $0.01 par value common
stock, the only outstanding voting securities of the Company. Pursuant to the Company's Bylaws, the holders of one-third ( 1/3rd) of all shares of stock outstanding and entitled to vote at a meeting of stockholders shall constitute a quorum. For each share owned on the record date, a stockholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's

Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.

  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. As described on the proxy card, where no instructions have been given by a stockholder on the Company's proxy card with respect to a matter, the shares will be voted FOR the matter. However, shares held in "street name" will not be voted with respect to certain matters when no instructions have been given. While abstentions will be counted as abstentions for the tabulation of the votes cast on proposals presented to stockholders, broker non-votes will be disregarded in the tabulations and will have no effect on the outcome of the vote on any proposal.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

  The Company's Restated Certificate of Incorporation and Bylaws divide the Board of Directors into three classes and permit the Board of Directors to determine its size. The number of directors established by the Board of Directors is currently seven, with two directors elected at two annual meetings of stockholders, and three directors elected at a third annual meeting. Each of the directors of the Company serves for a term ending on the date of the third annual meeting of stockholders following his or her election (and thereafter until a successor has been duly elected and qualified or until the director's earlier death, resignation or removal). The dates of each director's term of office are as set forth below.

  The two directors who are to be elected at this 1997 Annual Meeting will hold office until the 2000 Annual Meeting of Stockholders of the Company. Both nominees for election have advised the Company that they are able and willing to serve as directors. If either nominee refuses or is unable to serve, the proxy holders will vote for another person nominated by the Board of Directors.

  DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE TWO CANDIDATES RECEIVING THE HIGHEST NUMBER OF VOTES WILL BE ELECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPANY'S TWO NOMINEES. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF THE COMPANY'S NOMINEES, UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED ON A PROPERLY EXECUTED PROXY CARD.

  Certain information for each person nominated for election as a director, and for all continuing directors of the Company, is set forth below.

                  COMPANY NOMINEES FOR ELECTION AS DIRECTORS

      WHOSE TERMS WILL EXPIRE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

  JOHN F. KOOKEN, age 64, has served as a director of the Company since 1986. In 1987 he was appointed Vice Chairman and Chief Financial Officer of Security Pacific Corporation, the parent of Security Pacific National Bank, Los Angeles, California, and retired in July 1992. Since June 1992 Mr. Kooken has served as a director of Glendale Federal Savings Bank, and since February 1994 he has served as a director of Pacific Gulf Properties, Inc., a real estate investment trust.

  L. STEVEN MEDGYESY, M.D., age 62, has served as a director of the Company since 1983 and is a director of its USF RE INSURANCE COMPANY subsidiary. Until March 31, 1996, he served as Medical Director of the Company's USBenefits Insurance Services, Inc. subsidiary. From 1963 until his retirement in 1993 as the Director of Laboratories at Lincoln West Medical Center, Chicago, he practiced in the field of pathology.

                        DIRECTORS CONTINUING IN OFFICE

         WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

  DAVID L. CARGILE, age 51, joined the Company as Senior Vice President in December 1991, and was appointed as its President, Chief Operating Officer and a director in August 1994, as its Chief Executive Officer in March 1995 and as Chairman of the Board in April 1995. Prior to joining the Company he was employed by Reinsurance Facilities Corporation for seventeen years and had served since 1984 as its President and Chief Executive Officer. He has also served on the Boards of Directors of a number of companies engaged in the reinsurance business.

  CHARLES L. SCHULTZ, age 69, was elected a director of the Company in May 1995. From 1985 until his retirement in 1993, Mr. Schultz held the position of Senior Vice President, Finance and Chief Financial Officer of Farmers Group, Inc., the management and holding company for the Farmers Insurance Group. Since November 1995 Mr. Schultz has served as a director of Amwest Insurance Group, a Southern California-based insurance holding company.

  HOWARD S. SINGER, age 51, has served as a director of the Company since its founding, and serves as a director of various of its subsidiaries. From 1983 through 1991 he served in the capacity of financial consultant to the Company. Since December 1, 1991 Mr. Singer has been employed by the Company as its Executive Vice President-Corporate Finance. Mr. Singer had been a securities broker-dealer in Chicago, Illinois, since the early 1970s.

                        DIRECTORS CONTINUING IN OFFICE

         WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

  BERNARD H. ROSS, age 70, has served as a director of the Company since 1986. He currently serves as Executive Vice President of Request, Inc., a developer of medical software, and prior to that was Chairman and Chief Executive Officer of Fitness Horizons, Inc., a developer of fitness centers for children. In addition to being a partner and consultant, he was National Director of Healthcare Services of Touche, Ross & Company until 1989. He has also served on various professional and governmental advisory boards related to healthcare.

  KENNETH C. TYLER, age 78, served as a director of the Company from 1986 to September 1989, at which time he resigned from the Company's Board of Directors due to health reasons. The vacancy created by his resignation was not filled, and following his recovery Mr. Tyler was re-elected to the Board of Directors in December 1989. Prior thereto Mr. Tyler had served for almost 40 years in a variety of managerial and executive capacities with the Farmers Group, Inc., Los Angeles, California, and held the position of Vice Chairman of the Board and General Counsel for Farmers Group, Inc., the management and holding company for the Farmers Insurance Group, from 1983 until his retirement in 1985.

1996 COMMITTEES OF THE BOARD: FUNCTION; MEMBERSHIP; ATTENDANCE

  The Board of Directors of the Company has five standing Committees:

  The EXECUTIVE COMMITTEE has all of the powers and authority in the management of the business and affairs of the Company to take action on behalf of the Board of Directors as may be necessary between regular meetings of the Board when a special meeting or a telephonic meeting of the full Board is not possible or practicable.

  The functions of the AUDIT COMMITTEE include: (i) meeting with the Company's independent auditors to review the scope and results of the independent auditors' activities, and to review the results of their audit when it is completed; (ii) reviewing the adequacy of internal financial and accounting controls and the results of the independent auditors' examinations thereof;
(iii) recommending to the Board of Directors the appointment of the Company's independent auditors after reviewing and approving in advance for each year the audit and nonaudit services and fees of such auditors; and (iv) reporting its findings on any of the above to the Board of Directors, as appropriate. All members of the Audit Committee are nonemployee directors.

  The functions of the INVESTMENT COMMITTEE are: (i) to establish goals for the Company's investment program and policies to achieve such goals; (ii) to analyze current investments and their return, and suggest any changes deemed necessary; and (iii) to select investment advisors, determine the scope of their duties and responsibilities, approve their fees and to monitor and evaluate their performance.

  The functions of the COMPENSATION COMMITTEE are: (i) to establish criteria and adopt compensation policies applicable to the Company's Chief Executive Officer and executive officers at the level of Senior Vice President and above; (ii) to recommend to the Board of Directors salary, bonus and other forms of direct and indirect compensation provided to the Chief Executive Officer; (iii) to evaluate and make recommendations to the Board of Directors regarding compensation policies and programs applicable to all Company employees; (iv) to administer the Company's stock option and other short-term and long-term incentive plans; and (v) to prepare the Compensation Committee Reports in proxy statements, as well as to review the Company's executive compensation disclosures in proxy statements and other related documents. All members of the Compensation Committee are nonemployee directors.

  The primary functions of the NOMINATING COMMITTEE are to review and investigate the qualification of candidates proposed by management or by others (including candidates proposed by stockholders or members of the Board) for election by stockholders, or election by the Board itself, to fill a vacancy on the Company's Board of Directors. The Nominating Committee will consider persons for Board membership recommended by stockholders. Recommendations supported by a description of such persons' background and experience, and written consents of such persons to serve on the Board, if elected, should be addressed to the Nominating Committee, in care of the Secretary, US Facilities Corporation, 650 Town Center Drive, Suite 1600, Costa Mesa, California. This information must be received by February 11, 1998, for such persons to be considered for nomination by the Board for election at the 1998 Annual Meeting of Stockholders.

  There were six meetings of the Board and the Audit Committee during 1996. The Executive Committee acted twice during the year by written consent. Other Committees met as follows: Investment--four times; Compensation--five times; and Nominating--once. All current directors attended or participated by telephone in at least 75% of the meetings of the Board and the Committees of which they were members during 1996. Committee members are appointed each year at the Board of Directors meeting immediately following the annual meeting of stockholders. The table below identifies the present members of each Committee who were appointed on May 22, 1996.

   COMMITTEE                                 MEMBERS
   ---------                                 -------
   Executive..... Messrs. Cargile (Chair), Kooken and Singer
   Audit......... Messrs. Schultz (Chair), Kooken, Ross and Tyler
   Investment.... Messrs. Kooken (Chair), Cargile, Medgyesy, Schultz and Singer
   Compensation.. Messrs. Ross (Chair), Medgyesy, Schultz and Tyler
   Nominating.... Messrs. Singer (Chair), Cargile, Medgyesy, Ross and Tyler

COMPENSATION OF DIRECTORS

  Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. From October 1986 to March 26, 1996, all nonemployee directors were compensated based on an annual retainer of $5,000 and a fee of $2,500 for each meeting of the Board attended, and $1,000 for each telephonic Board meeting in which they participated. Such directors also received a fee of $1,000 for each meeting of a committee of the Board which they attended or participated in ($1,500 for committee Chairmen). Commencing on March 27, 1996, nonemployee directors receive an annual retainer of $12,500 and a fee of $3,000 for each meeting of the Board attended. No change was made in the compensation to be received for telephonic Board meetings or for meetings of Committees of the Board. Directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board of Directors and committees thereof.

  The Company's five nonemployee directors are also entitled to receive compensation under the Company's 1991 Directors Stock Option Plan, as amended. Until this Plan was amended at the 1996 Annual Meeting of Stockholders, each nonemployee director was automatically granted an award on the first business day of each year of options covering 2,500 shares of common stock. Due to an inadequate number of shares remaining in the Plan, no option grants were made to nonemployee directors in January of 1995. The 1996 amendments increased the number of shares available for option grants and confirmed an award of 3,000 shares to those nonemployee directors serving as of July 1995, subject to stockholder approval. The 1996 amendments also provided that the nonemployee directors be granted options of 3,000 shares for 1996, and that on the third business day following each annual meeting commencing in 1997 and thereafter, nonemployee directors automatically would be granted an award of options covering between 3,000 to 4,500 shares of common stock, with the number of options actually to be granted within that range to be determined in accordance with a formula related to the Company's return on equity for the prior year. Based on the Company's return on equity in 1996, the nonemployee directors will receive an option grant for 4,000 shares after the 1997 Annual Meeting.

  Those directors who are also employees of the Company are participants and may be entitled to additional compensation in their capacity as employees under the Company's short-term and long-term incentive compensation plans, as noted elsewhere in this Proxy Statement.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of March 21, 1997, the number of shares of the Company's common stock deemed to be beneficially owned (including shares which can be acquired within 60 days) by: (i) each director of the Company; (ii) persons who have served during the last fiscal year as its Chief Executive Officer; (iii) the Company's four other most highly compensated officers; and (iv) all directors and all executive officers of the Company as a group, and the percentage of such shares to the total shares outstanding. The Chief Executive Officer plus the four other most highly compensated officers are sometimes herein referred to collectively as the "Named Executives." Except as otherwise noted, the indicated owners have sole voting and investment power with respect to the shares specified.

                              NUMBER AND       RIGHT TO ACQUIRE
                           NATURE OF SHARES  BENEFICIAL OWNERSHIP  PERCENT OF CLASS
NAME AND ADDRESS          BENEFICIALLY OWNED WITHIN 60 DAYS(/1/)  BENEFICIALLY OWNED
----------------          ------------------ -------------------- ------------------
David L. Cargile                 3,000             166,500               2.7%
 650 Town Center Drive
 Costa Mesa, CA 92626
John T. Grush                   15,500              36,500                 *
 650 Town Center Drive
 Costa Mesa, CA 92626
Craig J. Kelbel                     30               3,500                 *
 650 Town Center Drive
 Costa Mesa, CA 92626
John F. Kooken                  10,200(/2/)          6,500                 *
 1170 Lorain Road
 San Marino, CA 91108
L. Steven Medgyesy, M.D.       320,201(/3/)          6,500               5.2%
 6200 North Hiawatha
 Chicago, IL 60646
Bernard H. Ross                  3,000               4,000                 *
 1853 Mission Hills Lane
 Northbrook, IL 60062
Charles L. Schultz                 -0-               1,500                 *
 325 South Rimpau
  Boulevard
 Los Angeles, CA 90020

                              NUMBER AND       RIGHT TO ACQUIRE
                           NATURE OF SHARES  BENEFICIAL OWNERSHIP  PERCENT OF CLASS
NAME AND ADDRESS          BENEFICIALLY OWNED WITHIN 60 DAYS(/1/)  BENEFICIALLY OWNED
----------------          ------------------ -------------------- ------------------
Howard S. Singer               258,055(/4/)         29,750                4.6%
 6200 North Hiawatha
 Chicago, IL 60646
Kenneth C. Tyler                11,500               1,500                  *
 17244 Exeter Place
 Northridge, CA 91325
Jose A. Velasco                  8,000              24,750                  *
 650 Town Center Drive
 Costa Mesa, CA 92626
All Directors and Execu-       539,645             294,750               13.3%
 tive Officers of the
 Company (11 persons)
 as a group

--------
*  Indicates ownership of less than 1% of the Company's outstanding stock.

(1) This column reflects the number of shares that could be purchased by exercise of options under the Company's stock option plans within 60 days of March 21, 1997.

(2) Includes 10,000 shares held by Mr. Kooken and 200 shares held by Mr. Kooken's wife through their separate individual retirement accounts.

(3) Includes 158,800 shares owned directly by Dr. Medgyesy; 86,311 shares held by Dr. Medgyesy in his capacity as trustee of the Singer Family Trust, which trust is for the benefit of Howard S. Singer and members of his family; 8,060 shares held by Dr. Medgyesy's wife; 67,030 shares held in various trusts for the benefit of Dr. Medgyesy and members of his family (including the 33,530 shares held in trust by Mr. Singer, as noted below in footnote 4). Dr. Medgyesy disclaims beneficial ownership in 94,371 of said shares.

(4) Includes 120,000 shares held directly by Mr. Singer; 86,311 shares held by Dr. Medgyesy in his capacity as trustee of the Singer Family Trust, which trust is for the benefit of Mr. Singer and members of his family; 8,414 shares held by Mr. Singer's wife as trustee for the benefit of their descendants; 33,530 shares held by Mr. Singer as trustee of certain trusts for members of the Medgyesy family; 7,000 shares held by a partnership of which Mr. Singer is the general partner; and 2,800 shares held by Mr. Singer's individual retirement account. Mr. Singer disclaims beneficial ownership in 48,944 of said shares.

               SECURITY OWNERSHIP OF CERTAIN OTHER STOCKHOLDERS

  The following table sets forth information regarding the beneficial ownership of each person, other than those affiliated with the management of the Company, known to the Company to be the beneficial owner of more than 5% of its outstanding common stock. The Company believes that except with regard to the Fertitta holdings, the Company's stock in the name of the firms listed below is held by investment advisors or affiliates on behalf of their respective clients, and that none of such clients is the beneficial owner of more than 5% of the Company's stock.

                                          AMOUNT AND
                                          NATURE OF      PERCENT
                                          BENEFICIAL       OF
   NAME AND ADDRESS OF BENEFICIAL OWNER   OWNERSHIP       CLASS
   ------------------------------------   ----------     -------
   FMR Corp.                               545,300(/1/)    9.1%
    82 Devonshire Street
    Boston, Massachusetts 02109
   Lorenzo J. Fertitta                     516,223(/2/)    8.7%
    3360 W. Sahara Avenue, Suite 200
    Las Vegas, Nevada 89102
   Dimensional Fund Advisors Inc.          347,600(/3/)    5.8%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401
   Kramer Spellman L.P.                    417,500(/4/)    7.0%
    2050 Center Avenue, Suite 300
    Fort Lee, New Jersey 07024
   Dorchester Partners, L.P.               385,800(/5/)    6.5%
    Dorchester Advisors, Inc.
    Michael J. Halpern
    1999 Avenue of the Stars, Suite 1950
    Los Angeles, California 90067

--------
(1) As disclosed in a Schedule 13G, filed with the SEC on February 14, 1997 and furnished to the Company. The Schedule 13G indicates that FMR Corp. has sole voting power with respect to 409,200 shares and sole dispositive power with respect to 545,300 shares.

(2) As disclosed in a Schedule 13D dated May 16, 1996, filed with the SEC and furnished to the Company. The Schedule 13D states that Lorenzo Fertitta has shared voting and dispositive powers with respect to 516,223 shares.

(3) As disclosed in a Schedule 13G dated February 13, 1997, filed with the SEC and furnished to the Company. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 347,600 shares. Dimensional has sole dispositive power with respect to such 347,600 shares, and sole voting power with respect to 242,900 shares. Persons who are officers of Dimensional also serve as officers of The Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company. In their capacities as officers of the Fund and the Trust, these persons vote 54,100 additional shares which are owned by the Fund and 50,600 shares which are owned by the Trust.

(4) As disclosed in Amendment No. 1 to a Schedule 13D dated May 23, 1996, filed with the SEC and furnished to the Company. The amended Schedule 13D indicates that Oren J. Kramer and Jay Spellman, together with the partnership, Kramer Spellman L.P., share voting and dispositive power with respect to the 417,500 shares.

(5) As disclosed in a Schedule 13D filed with the SEC on January 13, 1997 and furnished to the Company. The Schedule 13D states that Dorchester Partners, L.P. ("Partners"), a private investment partnership, and Dorchester Advisors, Inc. ("Advisors") have shared voting power and dispositive power with respect to 385,800 shares, and that Michael J. Halpern ("Halpern") has sole voting power and sole dispositive power with respect to 39,600 shares. However, while Partners and Advisors as well as Halpern are identified as reporting persons, through Halpern's position as the sole stockholder, officer and director of Advisors which is the general partner of Partners, the Schedule indicates that Halpern controls the investment and voting decisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers and directors were complied with, except for a sale of shares held by US Pathologists Employee Pension Plan of which L. Steven Medgyesy, M.D., a director of the Company, was a participant and a trustee. This sale was timely reported by the trust, but inadvertently not reported by Dr. Medgyesy at that time. Subsequently Dr. Medgyesy filed a Form 4 reporting this sale.

                           US FACILITIES CORPORATION

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                       REPORT ON EXECUTIVE COMPENSATION

GENERAL

  The Compensation Program of US Facilities Corporation for the 1996 fiscal year consisted of three components: annual cash salaries, discretionary bonuses under its Incentive Compensation Program (Cash Bonuses), and discretionary long-term incentives (Stock Option Awards).

  Base salaries of all employees, except for the Chief Executive Officer, are generally set in accordance with the Company's Salary Administration Program. The Program provides a system for the evaluation of each employee to determine the employee's salary level. This determination is based upon a variety of factors that include job function, expertise, experience and the competitive placement of each position relative to other companies. Management of the Company establishes the base salaries for those employees below the level of the senior officers.

  The Incentive Program provides for the payment of cash bonuses. The amount which an eligible participant can receive depends on the component of the Incentive Program in which each person participates, the extent to which the Company meets a predetermined earnings target for the respective year and the participant's job performance for that year. Job performance is based upon an individual review by a supervisor. Payments under the Incentive Program to eligible participants below the level of senior officers are made at the discretion of the Chief Executive Officer. Only the aggregate amount of these payments is subject to the approval of the Compensation Committee. The Compensation Committee specifically approves the payments under the Incentive Program made to each senior officer.

  The Chief Executive Officer recommends to the Compensation Committee awards under the Company's employee stock option plans to be granted to eligible employees. The Compensation Committee does a thorough review of such recommendations. The salary, bonus payments and stock option awards for the Chief Executive Officer are recommended by the Compensation Committee to the full Board. The Board may adopt, modify or reject any such recommendations. Directors who are also employees do not participate in the discussions or vote on matters affecting any aspect of their own compensation or the compensation of the Chief Executive Officer.

COMPENSATION POLICIES FOR EXECUTIVES

  The goals of the Company's Compensation Program have been to further the Company's business objectives, and at the same time to attract, retain and reward those executives who contribute to its success. During the past few years the Compensation Committee adopted an approach for compensating executive officers which seeks to more directly link executive compensation with achievement of profitability goals and the strategic goal of enhancing stockholder value on a short-term and long-term basis. Under this approach, compensation continues to be predicated on the use of base pay, cash bonuses and stock options. The objective of this approach is to align the interests of senior executives with those of stockholders by tying the value of a portion of the senior executives' compensation to the Company's performance.

  BASE SALARIES. Historically, the Company's approach toward base pay has been to provide executive officers with salaries which are in the higher quartile of the range of competitive salaries paid to executives of companies in the same sector of the insurance industry. The initial purpose of this approach was to attract highly skilled and experienced individuals to a company that had only recently become publicly traded and which was in the process of expanding into new lines of business. As the Company matured, it has continued to seek information regarding executive salary levels for comparable companies through various sources, including salary surveys and analyses presented by an independent compensation consultant engaged by the Company.

  The Committee is now placing greater emphasis on incentive based compensation for the Company's senior executive officers by linking their performance to their cash bonus awards and their stock option grants.

  ANNUAL BONUSES. Awards under the Incentive Program in effect for 1996 were related to achievement of net income targets or goals. The Compensation Committee has the ability under the Incentive Program to evaluate other factors relating to the Company's and Management's performance when considering whether to award bonuses and, if such awards are to be made, the amount of bonuses to be paid to each executive officer. For 1996 the Company met its net earnings target.

  Accordingly, bonuses were paid under the Incentive Program to the Company's executive officers ranging from 20% to 67% of their annual salary. The amount which each executive officer received was based on the target amount for each executive, which target was generally based on position held and level of responsibility. However, the Committee modified the target amount in each case after receipt of recommendations from the Chief Executive Officer, who evaluated each executive officer's level of performance and accomplishment during the 1996 year.

  Among the factors considered were the executive's effectiveness as a manager of personnel with respect to the attainment of their individual performance goals, the results of the operations under the executive's direction as compared to the Company's business plan, the extent and quality of the executive's participation in the Company's long-range strategic planning and other contributions to the Company's success during 1996.

  NO STOCK OPTIONS GRANTED. During the 1996 fiscal year the Board decided that the Company's entire Compensation Program should be reviewed by independent, experienced compensation specialists and a consulting firm was engaged for that purpose. After meetings with the Compensation Committee and an extensive examination of the Company and its needs, the consultant presented various proposals which were reviewed and analyzed by the Committee, followed by discussion with the Board. In broad terms, the basic assignment of the consultant was to achieve better integration of the Company's current compensation arrangements, and to make the non-salary awards more performance oriented.

  As a result of the consultant's recommendations, cash awards under a Long-Term Incentive-Performance Unit Plan ("LTI-PUP"), and a deferral of the receipt of such awards through a Non-Qualified Deferred Compensation Plan, were adopted by the Board for the Company's senior executive officers to be effective as of January 1, 1997. Since Internal Revenue Service regulations require that the adoption of the LTI-PUP be approved by the stockholders, it is being presented for approval at this 1997 Annual Meeting and is described in this Proxy Statement under the heading PROPOSAL 4.

  The Non-Qualified Deferred Compensation Plan basically provides for mandatory deferral and installment vesting by senior executives of the awards granted under the LTI-PUP and does not require stockholder approval. Both of these Plans will be implemented commencing in fiscal year 1997.

  Because these new Plans as well as other concepts and their respective ramifications were being intensely reviewed throughout the 1996 fiscal year, the Committee did not believe that it was appropriate to grant stock options to senior executives until the manner in which the proposed new Plans would affect the compensation awards of these executives had been fully clarified. In years prior to 1996, stock option grants were determined and awarded before the end of each fiscal year. To better align these awards with a completed fiscal year that furnished a more accurate analysis of performance, it was decided to make stock option awards subsequent to the end of each fiscal year. Therefore, no awards were made during the year 1996. However, because the Committee believes that the interests of senior executives should be aligned with those of stockholders, it is fully anticipated that stock options will be granted to senior executives during 1997 based on the retrospective analysis of achievements and contributions by each senior executive during 1996. In connection with these grants, the Committee will consider, as it has in past years, various factors primarily related to levels of responsibility, the performance of each officer in his or her area of responsibility, and his or her contribution to the success of the overall business results. It is the belief of the Committee that stock options remain a useful tool for long-term incentives for its senior executives, and the continued use of stock options as supplemented by the LTI-PUP and the deferral arrangements is planned.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  The employment of David L. Cargile, Chairman, President and Chief Executive Officer, through October 1996 was pursuant to an August 1994 employment agreement. The agreement provided for an annual base salary of $350,000 that could be increased and supplemented at the discretion of the Board of Directors. Under that contractual arrangement, in March 1996 Mr. Cargile's annual salary was increased to $420,000, and in January 1997 the Board granted to him a bonus of $280,000 for his performance during 1996.

  Mr. Cargile's contributions in revitalizing the Company since he became Chief Executive Officer in 1995 continued throughout 1996. Under his leadership, the Company experienced significant growth and improvement in its business, the control of operating expenses continued to improve, productivity increased and the quality of its operations has been enhanced. This all contributed to increases in revenues and profitability.

  Under Mr. Cargile's guidance and direction, in 1996 the Company attained the listing of its stock on the New York Stock Exchange and the A.M. Best & Company rating of its insurance operations rose from "A-" to "A." In every area, the Company, its employees and its stockholders have experienced significant benefits from Mr. Cargile's stewardship.

  When Mr. Cargile's employment agreement expired on October 31, 1996, the Company entered into a new four-year agreement with him which basically follows the terms of the prior employment contract. (See "EMPLOYMENT AGREEMENTS WITH EXECUTIVES" elsewhere in this Proxy Statement.) As with other senior executives, no stock options were granted to Mr. Cargile during 1996.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The 1993 Omnibus Budget Reconciliation Act ("OBRA") provides that the income tax deductions of publicly traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1,000,000 in any one year. Under OBRA, the deduction limit does not apply to payments which meet certain requirements to qualify as "performance-based" compensation.

  The Compensation Committee intends to consider various alternatives to preserve the deductibility of compensation payments to the extent it is reasonably practicable and consistent with its other objectives. In this connection, the Company and the Board are currently seeking stockholder approval of the Company's 1997 Long-Term Incentive-Performance Unit Plan, and intend to operate the Plan within the requirements of Section 162(m) of the Internal Revenue Code to preserve the corporate deductibility of executive compensation. The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires. The Committee believes that if any loss of deductibility occurs it would not be materially adverse to the Company. For fiscal year 1996, no executive officer's taxable compensation exceeded the $1,000,000 limit on deductibility.

                                               COMPENSATION COMMITTEE

                                             Bernard H. Ross, Chairman
                                     L. Steven Medgyesy, M.D.Charles L. Schultz
                                                   Kenneth C. Tyler

  THE ABOVE REPORT OF THE COMPENSATION COMMITTEE WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The members of the Compensation Committee from January 1, 1996 through
May 22, 1996 were Bernard H. Ross (Chair), John A. Allison, Dr. L.
Steven Medgyesy, Kenneth C. Tyler and Charles L. Schultz. From May 22, 1996 to the present, the members of the Compensation Committee were Bernard H. Ross (Chair), Dr. L. Steven Medgyesy, Charles L. Schultz and Kenneth C. Tyler. All of the directors who served on the Compensation Committee during 1996 were nonemployee directors.

                      COMPENSATION OF EXECUTIVE OFFICERS

                          SUMMARY COMPENSATION TABLE*

  The following table provides information concerning all compensation paid or credited by the Company to the Named Executives for services rendered to the Company and its subsidiaries in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994.

            (A)               (B)     (C)       (D)         (E)          (G)            (I)
                         -------------------------------------------------------
                                                                     LONG-TERM
                                         ANNUAL COMPENSATION        COMPENSATION
                         -------------------------------------------------------
                                                                     NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING
     NAME AND PRINCIPAL     FISCAL                     OTHER ANNUAL   OPTIONS        ALL OTHER
          POSITION           YEAR   SALARY  BONUS(/1/) COMPENSATION   GRANTED    COMPENSATION(/2/)
     ------------------     ------  ------  ---------- ------------   --------   -----------------
  David L. Cargile**         1996  $408,435  $280,000     (/3/)           -0-        $187,400(/4/)
   President and Chief       1995   350,100   350,000     (/3/)       175,000          99,178(/4/)
   Executive Officer         1994   274,471       -0-     (/3/)           -0-          22,461(/4/)
--------------------------------------------------------------------------------------------------
  Howard S. Singer**         1996  $225,914  $ 56,818     (/3/)           -0-        $  9,000
   Executive Vice
    President--              1995   216,876    75,871     (/3/)         3,500           9,000
   Corporate Finance         1994   209,537       -0-     (/3/)           -0-          17,081
   and Investor Relations
-------------------------------------------------------------------------------------------------
  John T. Grush              1996  $291,646  $ 58,309     (/3/)           -0-        $ 20,213
   Senior Vice President
    and                      1995   291,693    58,118     (/3/)         3,000          20,213
   President of USF RE       1994   284,870       -0-     (/3/)           -0-          19,993
--------------------------------------------------------------------------------------------------
  Craig J. Kelbel**          1996  $229,793  $ 69,459     (/3/)           -0-        $ 12,562
   Senior Vice President
    and                      1995   181,516    70,000     (/3/)         7,000          12,534
   President of USBenefits   1994   165,107    45,000     (/3/)           -0-          12,333
   Insurance Services,
    Inc.
--------------------------------------------------------------------------------------------------
  Jose A. Velasco            1996  $175,380  $ 53,165     (/3/)           -0-        $ 15,816
   Senior Vice President,    1995   166,658    58,295     (/3/)         3,500          15,370
   Secretary and General     1994   155,466    37,500     (/3/)           -0-          12,987
   Counsel

* The Company has excluded from the SUMMARY COMPENSATION TABLE columns relating to awards of Restricted Stock (column f) and Long-Term Incentive Plan Payouts (column h) because no such awards or compensation were earned by or paid to the Named Executives in the fiscal years covered by the table.

** The compensation paid to Messrs. Cargile and Singer during 1996 and to Mr.
   Kelbel after November 1, 1996 was pursuant to employment agreements described elsewhere in this Proxy Statement. See "EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES" elsewhere in this Proxy Statement for a description of such agreements.

(1) Cash bonuses paid pursuant to the Company's Incentive Compensation Program (the "Incentive Program") during the first quarter of the subsequent year for services performed in the year indicated in the table. The gross amounts paid to all participants under the Incentive Program applicable to fiscal years 1996, 1995 and 1994 were $1,240,000, $1,534,000 and $502,000, respectively. See also "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" elsewhere in this Proxy Statement.

(2) Each of the Named Executives was credited with $9,000 in each year presented in the table as the Company's matching contribution to such executive's participation in the Company's 401(k) Employees Savings Plan, except that Mr. Velasco received $6,978 in 1994. The balance of the amount shown in each year, if any, for these executives, except Mr. Cargile, was an amount paid for accrued but unused vacation.

(3) The Company also provides its executive officers health and group term-life insurance and other benefits generally available to all salaried employees, and certain additional noncash benefits, including club memberships and the use and maintenance of automobiles, which benefits in no individual case have an aggregate incremental cost to the Company which exceeds the lesser of $50,000 or 10% of that individual's total salary and bonus as reported in the "SUMMARY COMPENSATION TABLE." See also "EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES" elsewhere in this Proxy Statement for compensation payments to Mr. Cargile, Mr. Singer and Mr. Kelbel (or their named beneficiaries) in the event of their disability or death during the term of their employment agreements.

(4) As a result of the loan forgiveness arrangement and the additional income taxes incurred as a part of Mr. Cargile's required relocation in 1995 from Atlanta, Georgia, to Southern California (see "EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES" elsewhere in this Proxy Statement), Mr. Cargile received additional compensation of $178,400 attributable to 1996 and $90,178 attributable to 1995. Mr. Cargile also was paid $13,461 in 1994 for accrued but unused vacation.

                       OPTION GRANTS IN LAST FISCAL YEAR

  No option grants were awarded to the Named Executives during the fiscal year ended December 31, 1996.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

  The following table provides information with respect to options to purchase the Company's common stock granted to the Named Executives in prior years under the Company's 1988 Employee Stock Plan and its 1991 Employee Stock Option Plan, the number of shares acquired by the Named Executives upon exercise of options during the 1996 fiscal year and the number of unexercised options held by each of them at December 31, 1996 under such Plans.

          (A)              (B)       (C)               (D)                       (E)

                                              NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                        NUMBER OF            UNDERLYING UNEXERCISED   THE-MONEY OPTIONS HELD AT
                         SHARES             OPTIONS HELD AT 12/31/96        12/31/96(/1/)
                        ACQUIRED    VALUE   ------------------------  -------------------------
          NAME         ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----         ----------  -------- ----------- ------------- ----------- -------------
  David L. Cargile          -0-         -0-   116,500      87,500      $670,831     $448,187
-----------------------------------------------------------------------------------------------
  Howard S. Singer          -0-         -0-    29,750       1,750      $221,250          -0-
-----------------------------------------------------------------------------------------------
  John T. Grush          20,000    $103,649    36,500       1,500      $281,875          -0-
-----------------------------------------------------------------------------------------------
  Craig J. Kelbel           -0-         -0-     3,500       3,500           -0-          -0-
-----------------------------------------------------------------------------------------------
  Jose A. Velasco        10,000    $ 72,450    25,750       1,750      $171,875          -0-


(1) Based on the closing price of the common stock of $19.625 at December 31, 1996 on the New York Stock Exchange, as reported by The Wall Street Journal, minus the exercise price of the option.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
        US FACILITIES CORPORATION, THE NASDAQ INSURANCE STOCKS INDEX AND
                   THE NASDAQ STOCK MARKET (U.S.) INDEX(/1/)
                     DECEMBER 31, 1991 TO DECEMBER 31, 1996

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period          U.S. FACILITIES        NASDAQ            NASDAQ
(Fiscal Year Covered)       CORPORATION(//2//)   INSURANCE(//2//)    (U.S. INDEX)(//2//)
---------------------       ------------------   ----------------    -------------------
Measurement Pt-12/31/91     $100                 $100                $100
FYE   6/30/92               $ 68.91              $105.68             $ 96.09
FYE  12/31/92               $ 67.23              $135.34             $116.38
FYE   6/30/93               $ 61.34              $140.92             $120.84
FYE  12/31/93               $ 78.15              $144.76             $133.59
FYE   6/30/94               $ 86.55              $137.99             $121.99
FYE  12/31/94               $ 67.23              $136.26             $130.59
FYE   6/30/95               $109.92              $158.47             $162.84
FYE  12/31/95               $145.04              $193.56             $184.67
FYE   6/30/96               $117.61              $196.66             $209.08
FYE  12/31/96               $133.55              $220.57             $227.16

                       12/31/91 6/30/92 12/31/92 6/30/93 12/31/93 6/30/94 12/31/94 6/30/95 12/31/95 6/30/96 12/31/96
--------------------------------------------------------------------------------------------------------------------
  US Facilities
  Corporation(//2//)     100     68.91  67.23     61.34   78.15     86.55  67.23   109.92  145.04   117.61  133.55
--------------------------------------------------------------------------------------------------------------------
  NASDAQ
  Insurance
  Stocks Index(//2//)    100    105.68  135.34   140.92  144.76   137.99  136.26   158.47  193.56   196.66  220.57
--------------------------------------------------------------------------------------------------------------------
  NASDAQ
  (U.S.) Index(//2//)    100     96.09  116.38   120.84  133.59   121.99  130.59   162.84  184.67   209.08  227.16

(1) While its common stock began trading on the New York Stock Exchange at the end of September 1996, US Facilities believes that companies in these NASDAQ indices are representative of its peer group for comparison purposes. In addition, the stock of US Facilities traded on NASDAQ for 57 of the 60 months covered by the graph.

(2) Assumes $100 invested on December 31, 1991 in the Company's common stock and in the specified indices. The stock price performance depicted in the graph above represents past performance only and is not indicative of future performance.

  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PERFORMANCE GRAPH SET FORTH ABOVE IN THIS PROXY STATEMENT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                  EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES

  David L. Cargile: Mr. Cargile has been an officer of the Company since December 1, 1991. Pursuant to an employment agreement entered into as of August 4, 1994, and which expired on October 31, 1996, Mr. Cargile was employed as the Company's President and Chief Operating Officer at an annual base salary of $350,000. Mr. Cargile was appointed the Company's Chief Executive Officer in March 1995. On November 1, 1996, Mr. Cargile entered into a new four-year employment agreement which provides for a current base annual salary of $420,000, a discretionary cash bonus, and certain other benefits. The Company can terminate Mr. Cargile's employment at any time without cause by paying him 150% of the salary due to him under the remaining term of his employment agreement. In the event of his death or disability Mr. Cargile (or his beneficiary) will be paid the greater of the amount of compensation remaining due for the full term of the employment agreement or one (1) year's salary.

  In connection with his employment, and the requirement that he move from Atlanta to Southern California, the Company granted Mr. Cargile in 1995 a loan for the purchase of a residence in the principal amount of $649,000, secured by a trust deed on that residence, bearing interest at 6.05% per annum. From the principal amount, $414,765 is being forgiven by the Company over 60 months. Additionally, the full amount of the loan will be forgiven if Mr. Cargile's employment terminates for any reason other than cause. As of February 28, 1997, $527,620 of the principal amount of the above-noted loan was outstanding. In addition, the Company agreed to pay to Mr. Cargile such additional compensation as is required to compensate him for the additional state and federal taxes due which will arise as a result of the credit he will receive against the loan balance, and for the increase in state taxes Mr. Cargile will experience as a California resident as contrasted with the state taxes he would otherwise pay as a resident of Georgia.

  Howard S. Singer: Mr. Singer was employed by the Company as Executive Vice President effective December 1, 1991 pursuant to an employment agreement which expired on November 30, 1996. He entered into a new four-year employment agreement on November 1, 1996, which provides for a current base annual salary of $227,270, a bonus as may be granted by the Board, and certain other benefits, including a one-time "piggyback" registration right, at no cost to him, with respect to Company stock owned by Mr. Singer. The Company can terminate Mr. Singer's employment at any time without cause by paying him 150% of the salary due to him under the remaining term of his employment agreement. In the event of his death or disability Mr. Singer (or his beneficiary) will be paid the greater of the amount of compensation remaining due for the full term of the employment agreement or one (1) year's salary.

  Craig J. Kelbel: Mr. Kelbel entered into a three-year employment agreement with the Company on November 1, 1996, to serve in the positions of President and Chief Operating Officer of USBenefits and as a Senior Vice President of the Company at a current base annual salary of $231,530, and certain other benefits. The Company can terminate Mr. Kelbel's employment at any time without cause by paying him 100% of the salary due to him under the remaining term of his employment agreement. In the event of his death or disability Mr. Kelbel (or his beneficiary) will be paid the amount of compensation remaining due for a period of one (1) year.

  Change-in-Control Agreements: The Company has entered into severance agreements with the Named Executives. Except for Mr. Cargile, these executives would be entitled to receive payment of two years annual salary plus an amount equal to the largest annual cash bonuses received, as well as a continuation for two years of life and medical insurance benefits, in the event their employment is terminated by the Company (other than for cause) or is terminated by the executive "for good reason" within two years after a change in control of the Company. Mr. Cargile would receive three years annual salary plus one-and-one-half times his largest annual cash bonus, as well as the other benefits noted above. All of these agreements further provide that if any executive has an employment agreement which also provides for payments upon termination, the executive will receive payments either under the severance agreement or the employment agreement, whichever payment is greater, but not under both agreements. Change of control includes a merger of the Company with another company which results in a 50% change of the combined voting power of the Company's securities, or the sale of more than 50% of the Company's assets or, under certain circumstances, the beneficial ownership by any person of more than 10% of the Company's equity securities.

                             RELATED TRANSACTIONS

  As described above under "EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES," the Company has made a loan to Mr. Cargile in the amount of $649,000 in connection with the purchase of his principal residence in Southern California, a portion of which loan is being forgiven over 60 months.

                                PROPOSAL NO. 2
               APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
                  INCORPORATION TO CHANGE THE COMPANY'S NAME

  Management and the Board of Directors believe that the present name of the Company does not accurately describe its business operations and has caused some confusion among investors and others with which it does business. The Board has unanimously recommended that the name of the Company be changed to one that it believes will enhance the Company's recognition in the minds of both the investment community and the insurance industry. Accordingly, after an extensive examination of a wide variety of possibilities, the Board has recommended that the Company's Restated Certificate of Incorporation be amended to change the name of the Company from US Facilities Corporation to "The Centris Group, Inc."

  A change of name of the Company requires that stockholders approve an amendment to the Company's Restated Certificate of Incorporation. Set forth as Exhibit A is the text of Article FIRST as it will read if the amendment is adopted.

VOTE REQUIRED

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED TO APPROVE THE AMENDMENT OF ARTICLE FIRST OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME AS SET FORTH ABOVE.

                                PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
               NUMBER OF AUTHORIZED COMMON STOCK OF THE COMPANY

  Since July, 1986, the Company's authorized common stock has consisted of 20,000,000 shares of common stock, par value $.001 per share. As of the record
date for this 1997 Annual Meeting, the Company has            shares of common
stock issued and outstanding, and            shares of common stock reserved
for issuance under its various employee benefit plans. While the Company has no present plans to issue any additional shares of common stock except pursuant to its employee plans, the Board of Directors believes that it is advisable to increase the number of authorized shares of common stock for future issuance for various corporate purposes. These corporate purposes may include the declaration of stock dividends or a stock split, the sale of stock to obtain additional capital funds to enhance the growth of the Company, future acquisitions or the merger of other companies into the Company. Present authorization for such additional shares will enable the Company to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of its stockholders at the time that such additional shares may be needed. Since the Company has no present plans to issue the increased shares of common stock, the transaction or transactions under which such newly authorized shares might be issued cannot be described at this time, nor can the effects of such transactions on the Company's present stockholders be determined. The proposed increase in the number of authorized shares of common stock will not change the number of shares currently outstanding or the rights of the holders of such shares. The Company's stockholders do not have preemptive rights with respect to issuances of its authorized common stock.

  An increase in the authorized common stock requires that stockholders approve an amendment to the Company's Restated Certificate of Incorporation. Set forth as Exhibit B is the text of Article FOURTH, Subsection A., as it will read if the amendment is adopted.

VOTE REQUIRED

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED TO APPROVE THE AMENDMENT OF SUBSECTION
A. OF ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY AS SET FORTH ABOVE.

                                PROPOSAL NO. 4
                          APPROVAL OF 1997 LONG-TERM
                        INCENTIVE-PERFORMANCE UNIT PLAN

GENERAL

  The Board has adopted and is seeking stockholder approval of the 1997 Long-Term Incentive-Performance Unit Plan (the "Plan") which, as described below, provides for cash payment awards intended to qualify as performance-based compensation under requirements of Section 162(m) of the Internal Revenue Code.

DESCRIPTION

  The Plan was designed and adopted by the Board of Directors of US Facilities Corporation (the "Company") to meet the present and anticipated needs of the Company in retaining, attracting, motivating, and rewarding key executives through the use of performance units, as well as to reward key executives for the long-term operating performance of the Company. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors.

  The Plan allows for the granting of performance units, contingent on the Company meeting predetermined operating targets. The number of performance units granted at the beginning of the performance period is calculated as the participant's target award

(expressed in dollars) divided by a unit value determined by the Committee. The number of performance units actually awarded to a participant will be determined after the performance period, based on actual performance over the performance period relative to target performance. The performance period is three (3) years in length, with the first performance period to begin on January 1, 1997, the Plan's effective date, and to end on December 31, 1999. Subsequent three-year performance periods will begin annually each January 1 thereafter, until the Plan is terminated.

  Awards of performance units will be determined based on the Company meeting specific predetermined return on equity (ROE) targets, and for any awards to be made the Company must meet a minimum ROE threshold. ROE, determined as of the end of each fiscal year, will be calculated as the Company's net income for such fiscal year as determined by generally accepted accounting principles
(GAAP) divided by stockholders' equity recorded at the beginning of such fiscal year. ROE for purposes of this Plan shall be the average annual ROE for the three-year performance period.

  The Committee has determined that selected key executives of the Company are eligible to participate in the Plan and, for 1997, Plan participation and eligibility will be limited to seven executive officers. The Committee determines eligibility based on an individual's position in the Company, the executive's roles and responsibilities, and the overall impact of the executive's contributions on the Company's operating performance. For purposes of the Plan, each participant is assigned a target award, expressed as a percent of base salary, based on the above criteria. An individual's target award is then used to calculate the annual performance unit grant.

  The Company must meet a minimum level of ROE over the performance period before any awards or payouts can be made from the Plan. If the Company meets the minimum performance threshold, then ROE performance will be measured against the following performance levels, and Plan payouts will be determined based on the performance level achieved. If the performance threshold is not achieved, the Committee, in its sole discretion and subject to Board approval, may award payouts under the Plan.

  Below Target Performance will refer to the Company achieving an average ROE over the three (3) year performance period of at least thirteen (13) percent but less than fifteen (15) percent. If below target performance is achieved, the participants in the plan will receive a payout equal to at least fifty (50) percent of their individual performance unit grant.

  Target Performance will refer to the Company achieving an average ROE over the performance period of at least fifteen (15) percent but less than seventeen (17) percent. If target performance is attained, the participants in the Plan will receive a payout equal to at least one-hundred (100) percent of their individual performance unit grant.

  Above Target Performance will refer to the Company achieving an average ROE over the performance period of at least seventeen (17) percent but less than eighteen (18) percent. If above target performance is attained, the participants will receive a payout equal to at least one-hundred and twenty-five (125) percent of their individual performance unit grant.

  Well-Above Target Performance will refer to the Company achieving an average ROE over the performance period of at least eighteen (18) percent. If well-above target performance is attained, the Participants will receive a Payout equal to at least one-hundred and fifty (150) percent of their individual performance unit grant.

  Payouts made to each participant will be calculated by multiplying the value of the individual's performance unit grant by the performance level achieved. Payouts earned will be determined as soon as practicable following the year in which the performance period ends. The Committee will certify, in writing, the accuracy of awards prior to payouts being made. All payments earned by the participants will be automatically deferred into the Company's Non-Qualified Deferred Compensation Plan, which provides for vesting of the payouts over a two-year period.

  The CEO shall have the authority, subject only to approval by the Committee and the Board, and in conformity with the non-discretionary requirements of
Section 162(m) of the Internal Revenue Code, to adjust a participant's payout to take into account strategic and financial events, conditions or results, including, but not limited to, recognizing a participant's business unit's results which had a significant impact on the Company's overall financial results for the performance period.

  If a participant terminates employment for any reason other than death, disability or retirement at or after age 65, any performance units previously granted and not paid out shall be forfeited. If a participant terminates employment for reasons of death, disability, or retirement at or after age 65, the participant (or legal representative or beneficiary) shall be entitled to receive, in cash, a portion or all of the earned payout. In the event of a dissolution, liquidation, or a change in control of the Company, payouts shall be made in cash to participants in the plan, depending on the Company's actual ROE performance to-date relative to target ROE performance, providing the Company has met its performance threshold.

                               NEW PLAN BENEFITS
                1997 LONG-TERM INCENTIVE-PERFORMANCE UNIT PLAN

  The following table sets forth the award potential, assuming the Company achieves Target Performance (as described above) and the number of performance units granted in 1997 to the Named Executives and to all Plan participants for the performance period 1997-1999, during which each performance unit had a value of $10.

                                                                 NUMBER OF  DOLLAR
                        NAME AND POSITION                          UNITS    VALUE

  David L. Cargile, President and Chief Executive Officer         14,700   $147,000
-----------------------------------------------------------------------------------
  John T. Grush, Senior Vice President and President of USF RE
   INSURANCE COMPANY                                               5,831   $ 58,310
-----------------------------------------------------------------------------------
  Craig J. Kelbel, Senior Vice President and President of
   USBenefits Insurance Services, Inc.                             5,788   $ 57,880
-----------------------------------------------------------------------------------
  Howard S. Singer, Executive Vice President--Corporate Finance
   and Investor Relations                                          5,682   $ 56,820
-----------------------------------------------------------------------------------
  Jose A. Velasco, Senior Vice President, Secretary and General
   Counsel                                                         4,430   $ 44,300
-----------------------------------------------------------------------------------
  Named Executives as a Group                                     36,431   $364,310
-----------------------------------------------------------------------------------
  All Plan Participants (including Named Executives)              45,255   $452,550


VOTE REQUIRED

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE 1997 LONG-TERM INCENTIVE-PERFORMANCE UNIT PLAN.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED TO APPROVE THE 1997 LONG-TERM INCENTIVE-PERFORMANCE UNIT PLAN, UNLESS A CONTRARY VOTE IS INDICATED ON THE PROXY CARD.

                                PROPOSAL NO. 5
                           APPROVAL OF AMENDMENTS TO
                 THE 1988 AND 1991 EMPLOYEE STOCK OPTION PLANS

  At the 1996 Annual Meeting, stockholders approved certain amendments to the Company's 1991 Employee Stock Option Plan. Under one of these amendments, the Compensation Committee of the Board of Directors was authorized to allow the Company to loan to option holders the exercise price of options under certain conditions, including a requirement that the exercise of options be followed by a prompt sale of some or all of the shares issued upon exercise of the options and that a portion of the sale proceeds be dedicated to the full payment of the exercise price and any applicable taxes.

  It is believed to be in the best interest of the Company to encourage stock ownership by its employees to align their interests with that of stockholders generally, and that this goal can be achieved more easily by providing greater flexibility in the terms and conditions on which the Company can extend loans to them. Accordingly, it is now proposed that the Company's 1988 and 1991 Employee Stock Option Plans be amended to permit the Company to assist any employee to whom an option is granted in the payment of the purchase price (including, without limitation, by loan or the acceptance of a promissory note) which is payable to the Company in connection with the receipt or exercise of any option. Under this proposal, any such loans would require the approval of the Compensation Committee of the Board of Directors with respect to its terms and conditions, including whether such loans will be secured or unsecured.

VOTE REQUIRED

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE AMENDMENTS TO THE COMPANY'S 1988 AND 1991 EMPLOYEE STOCK OPTION PLANS.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVALS. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED TO APPROVE THE AMENDMENTS TO THE 1988 AND 1991 EMPLOYEE STOCK OPTION PLANS.

                                PROPOSAL NO. 6
                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, to continue as the Company's auditors for the fiscal year ending December 31, 1997, unless in the opinion of the Board KPMG Peat Marwick LLP is not in a position to continue providing its services to the Company or the continuation of the audit relationship is inappropriate. In such situations the Board of Directors retains the ability to designate a successor auditing firm, subject to ratification by the stockholders at the next regularly scheduled Annual Meeting of Stockholders.

  KPMG Peat Marwick LLP, or a predecessor, has audited the Company's financial statements since 1982. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

VOTE REQUIRED

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED TO RATIFY THE KPMG PEAT MARWICK LLP SELECTION, UNLESS A CONTRARY VOTE IS INDICATED ON THE PROXY CARD.

                                 OTHER MATTERS

  The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by the proxy holders appointed by the Company will be voted IN FAVOR OF the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

                             STOCKHOLDER PROPOSALS

  Stockholders desiring to exercise their rights under the Proxy Rules of the SEC to submit proposals for consideration by the stockholders at the 1998 Annual Meeting are advised that their proposals must be received by the Company no later than November 28, 1997, in order to be eligible for inclusion in the Company's Proxy Statement and proxy card relating to the 1998 Annual Meeting of Stockholders. Under current plans, the Company's 1998 Annual Meeting of Stockholders is scheduled to be held on May 12, 1998.

                                   EXPENSES

  The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card, and of soliciting proxies. The Company will request banks and brokers to solicit their customers who beneficially own shares listed on the Company's records in the names of such nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation.

  For this 1997 Annual Meeting the Company has retained the services of D.F. King & Co., Inc. ("King"), a proxy solicitation firm. While King's primary activities will involve contacting all intermediaries believed to be holding stock of the Company on behalf of others, and will assist in the delivery of proxy materials to such persons and in collecting executed proxies, King may also contact and assist persons who hold stock directly. It is anticipated that King will be paid a fee of $6,000, for performing such services, plus out-of-pocket costs. The original solicitation of proxies by mail may be supplemented by telephone solicitation by employees of King. In addition to the use of the mails and King, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, by telephone or by telegram.

                         ANNUAL REPORT TO STOCKHOLDERS

  The 1996 Annual Report to Stockholders of the Company, which includes financial information for fiscal periods ending December 31, 1996, 1995 and 1994, is being mailed to the stockholders along with this Proxy Statement. The 1996 Annual Report to Stockholders is not to be considered part of the proxy soliciting material.

                                          By Order of the Board of Directors,

                                          /s/ JOSE A. VELASCO
                                          ----------------------------------
                                          Jose A. Velasco
                                          Senior Vice President, Secretary
                                          and General Counsel

March 28, 1997
Costa Mesa, California

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR ENDED DECEMBER 31, 1996 CAN BE OBTAINED WITHOUT CHARGE FROM HOWARD S. SINGER, EXECUTIVE VICE PRESIDENT, US FACILITIES CORPORATION, 6200 NORTH HIAWATHA, SUITE 400, CHICAGO, ILLINOIS 60646.

                                                                      EXHIBIT A

     PROPOSED ARTICLE FIRST FOR CERTIFICATE OF AMENDMENT OF US FACILITIES
               CORPORATION RESTATED CERTIFICATE OF INCORPORATION

  FIRST: The name of the Corporation is The Centris Group, Inc. (hereinafter
  -----
sometimes referred to as the "Corporation").


                         *   *   *   *   *   *   *   *


                                                                      EXHIBIT B

  PROPOSED ARTICLE FOURTH, SUBSECTION A., FOR CERTIFICATE OF AMENDMENT OF US
         FACILITIES CORPORATION RESTATED CERTIFICATE OF INCORPORATION

  FOURTH:
  ------

    A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-five million
  (45,000,000), consisting of:

      (1) five million (5,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

      (2) forty million (40,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

                                                                  _____________
                                                                  |PRELIMINARY|
                                                                  |___________|


REVOCABLE PROXY                                                REVOCABLE PROXY

                           US FACILITIES CORPORATION
                       650 Town Center Drive, Suite 1600
                         Costa Mesa, California  92626

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints JOSE A. VELASCO, BARBARA FOX STONER AND RODNEY W. LOEB, and each of them, with full power of substitution, as the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of US Facilities Corporation to be held on May 14, 1997, at 9:00 a.m., Local Time, at the offices of the Company, 650 Town Center Drive, 15th Floor, Costa Mesa, California, and any postponements or adjournments thereof, and to vote as directed below all shares which the undersigned would be entitled to vote if the undersigned were personally present at the Annual Meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE APPOINTED PROXY HOLDERS IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, AND 6. THE SUBMISSION OF THIS PROXY TO THE COMPANY IN CONNECTION WITH THE 1997 ANNUAL MEETING OF STOCKHOLDERS, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES WHICH MAY HAVE PREVIOUSLY BEEN SUBMITTED TO THE COMPANY FOR THE 1997 ANNUAL MEETING.

                  (Continued and to be signed on reverse side)

[X]  Please mark your
     votes as in this
     example.

    Vote FOR all nominees               Vote is withheld from
    listed at right, except vote is     all nominees listed
    withheld from the nominees          at right for election
    listed below (if any):              as directors                         Nominees:   John F. Kooken
                                                                                         L. Steven Medgyesy, M.D.

1.  Election of
    two directors.    [_]                       [_]

(To withhold authority to vote for any one or more nominee, write the nominee's name(s) on the line below.)

______________________________________________________________________

______________________________________________________________________

                                                                                          FOR     AGAINST      ABSTAIN
2. Approval of an amendment to the Company's Restated Certificate of                     [_]        [_]          [_]
   Incorporation to change the name of the Company to "The Centris Group, Inc."

3. Approval of an amendment to the Company's Restated Certificate of                     [_]        [_]          [_]
   Incorporation to increase the number of shares of authorized common stock from 20,000,000 shares to 40,000,000 shares.

4. Approval of the adoption of the Company's 1997 Long-Term Incentive -                  [_]        [_]          [_]
   Performance Unit Plan.

5. Approval of amendments to the US Facilities Corporation 1988 and 1991 Employee Stock  [_]        [_]          [_]
   Option Plans.

6. Ratification of KPMG Peat Marwick LLP as the independent auditors of the              [_]        [_]          [_]
   Company for the year ended December 31, 1997.

7. The proxy holders are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Receipt of Notice and Proxy Statement for the 1997 Annual Meeting of Stockholders as well as the Company's 1996 Annual Report to Stockholders is acknowledged.

(Please vote, sign, date and return the Proxy Card promptly using the enclosed envelope.)


                               PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND  [_]
                                        THE ANNUAL MEETING ON MAY 14, 1997



SIGNATURE                                                         DATE
         -------------------------------------------------------       ---------
                                                                  DATE
----------------------------------------------------------------       ---------
                   SIGNATURE IF HELD JOINTLY



NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.